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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the incorporation by reference in the registration statement on Form S-8, with respect to the registration of shares sold pursuant to the Key Employee Stock Purchase Plan, as amended through December 27, 1996, of International Remote Imaging Systems, Inc. ("IRIS") of our report dated
March 20, 1996 (except as to Note 1, which date is April 24, 1996 and Note 19, which date is November 13, 1996) on our audits of the consolidated balance sheets of IRIS as of December 31, 1995 and 1994, and of the related consolidated statements of operations, shareholders' equity and cash flows for the years ended December 31, 1995, 1994 and 1993, which report appears in the Annual Report on Form 10-K/A of IRIS for the fiscal year ended December 31, 1995.




                                             /s/ COOPERS & LYBRAND L.L.P.

                                             COOPERS & LYBRAND L.L.P.


Los Angeles, California
December 31, 1996